AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19,
2003

                                                REGISTRATION NO. 333-
99825

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                             GROUP MANAGEMENT CORP.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                              59-
2919648
(State or Other Jurisdiction of                               (I.R.S.
Employer
 Incorporation or Organization)
Identification No.)

                      101 Marietta St., Suite 1070
                            Atlanta, GA 30303

          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________

                              Consulting Agreements
                              Employment Agreements
                            Legal Services Agreements
                            (Full Title of the Plan)
                              ____________________

                            Thomas Ware, Esq.
                     Rosenfeld, Goldman & Ware, Inc.
                      101 Marietta St., Suite 1070
                            Atlanta, GA 30303
                              404-522-1202
           (Name, Address, and Telephone Number of Agent for Service)


                   CALCULATION  OF  REGISTRATION  FEE



Title of Securities     Amount to be   Proposed Maximum
Proposed Maximum           Amount of
to be Registered        Registered     Offering Price per Share
Aggregate Offering Price   Registration Fee
----------------------  -------------  --------------------------  -----
--------------------  -----------------

Common Stock,
par value $0.001          30,000,000(2)  $               0.025(1)  $
450,000  $           41.40
----------------------  -------------  --------------------------  -----
--------------------  -----------------

TOTAL REGISTRATION FEE    30,000,000     $               0.025     $
450,000  $           41.40


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the closing bid and ask price as reported by the NASDAQ Over-The-Counter Bulletin Board on
February 19, 2003.

(2) Represents shares of Common Stock to be issued to consultants, employees, and legal counsel of the Company.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The document(s) containing the information concerning the Agreements between Group Management Corp. ("GPMT" or "Registrant") and Rosenfeld, Goldman & Ware, Inc. and RGW Capital Partners, Inc., an individual as a representative of ,required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by
Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. GPMT will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, GPMT shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents are hereby incorporated by reference in this
Registration  Statement:

     (i) The Registrant's Annual Report dated December 24, 2002 for the year ended
December  31,  2001  on  Form 10-KSB/A filed with the Commission on
December 24, 2002.

     (ii) The Registrant's Quarterly Report Dated December 13, 2002 for the quarter ended September 30, 2002 on Form 10-QSB filed with the Commission on
December 13,  2002.

     (iii) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934
and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Rosenfeld, Goldman & Ware, Inc, counsel to the Company.


ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Corporation Laws of the State of Delaware and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of
Incorporation.

                                        4
ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  applicable.

ITEM  8.  EXHIBITS

     3.1     Articles of Incorporation of  the  Registrant, as  amended
(incor-
             porated  by  reference)

     3.2     Bylaws  of  the  Registrant  (incorporated  by  reference)

    5.1     Opinion  of    Rosenfeld, Goldman & Ware, Inc. (incorporated
    by    reference)

    23.1     Consent  of  Rosenfeld, Goldman & Ware, Inc.  (included in
Exhibit 5.1)

    23.2     Consent  of  Wrinkle,  Gardner  &  Company, P.C., Certified
Public
             Accountants (incorporated by reference)
___________________

ITEM  9.  UNDERTAKINGS.

(a)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To  include  any  prospectus required by section 10(a)
(3) of the
     Securities  Act  of  1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration  statement;  and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a) (1)(i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the
     Commission by the registrant pursuant to Section 13 or Section
15(d) of the
     Securities Exchange Act of 1934 that are incorporated by reference in the registration  statement.

     (2) That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA
FIDE  offering  thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the
Registrant's  Annual  Report  pursuant  to Section 13(a) or Section
15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the
Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, GA, on February 18, 2003.

                                    Group Management Corp.

                                    /s/ Thomas Ware
                                    ------------------------------------
-------
                                    By:    Thomas Ware
                                    Its:   Chief Executive Officer and
Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Thomas Ware
-----------------------------------------
Thomas Ware, Chief Executive Officer
and Director